Exhibit 10.1

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE is dated as of June 12, 2013, by and between Au Zone Investment #2, L.P., a California limited partnership (“LANDLORD”) and 99¢ Only Stores, a California corporation (“TENANT”), with reference to the following facts:

WHEREAS, the parties hereto, among others, entered into that certain letter agreement (the “LETTER AGREEMENT”) dated October 11, 2011, which LETTER AGREEMENT provided for, among other things, the parties hereto to enter into a lease demising certain real property commonly known as 6101 Wilshire Boulevard, Los Angeles, CA (the “PREMISES”) on the terms and conditions set forth in the LETTER AGREEMENT, including that the parties negotiate in good faith to agree upon the fair market rental value to be used as BASE RENT (as defined in the LEASE);

WHEREAS, the parties hereto entered into such lease (the “LEASE”) on January 13, 2012 (the “LEASE EFFECTIVE DATE”), and were unable to reach an agreement on the fair market rental value to be used as BASE RENT;

WHEREAS, pursuant to the terms of the LETTER AGREEMENT, the LEASE included a BASE RENT, subject to adjustment to the fair market rental value once the same was determined; and

WHEREAS, the parties hereto have reached an agreement on the fair market rental value to be used as BASE RENT, and desire to amend the LEASE to further reflect the terms and provisions set forth herein;

NOW, THEREFOR, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.             Base Rent.  Effective as of the LEASE EFFECTIVE DATE, the BASE RENT set forth in the LEASE shall be adjusted to Five Thousand and 00/100 Dollars ($5,000.00) per month, as contemplated by Section 1.08(a)(i) thereof.

2.             True Up Payment.  The “RENT TRUE UP DATE” shall be the last day of the calendar month during which this FIRST AMMENDMENT TO LEASE is fully executed and delivered to both LANDLORD and TENANT.  Within ten (10) business days following the RENT TRUE UP DATE, TENANT shall pay to LANDLORD the sum calculated as the difference between the following sums: (i) the new BASE RENT, as set forth in Section 1 hereof and (ii) the BASE RENT actually paid by TENANT to LANDLORD, each sum calculated for the time period between the LEASE EFFECTIVE DATE and the RENT TRUE UP DATE.

3.             Store Lease.

a.             Section 7.03 of the LEASE is hereby deleted in it entirety, and replaced with the following:

Store # 41 — Parking

6101 Wilshire Boulevard, Los Angeles, CA

“Section 7.03.  If any of the parking spaces demised under the LEASE are destroyed or otherwise rendered unusable for TENANT’s use, any BASE RENT and ADDITIONAL RENT payable during the period of such damage, repair and/or restoration (including a reasonable time for TENANT to reopen its retail store #41, which is nearly adjacent to the PREMISES) shall be reduced in proportion to the number of parking spaces demised under the LEASE destroyed or otherwise rendered unusable for TENANT’s use.  In the event that, in TENANT’s reasonable business judgment, TENANT elects not to operate its business at its store #41 in the ordinary course during such time period, then all BASE RENT and ADDITIONAL RENT payable hereunder shall abate.”

b.             Section 8.01 of the LEASE is hereby deleted in its entirety, and replaced with the following:

“Section 8.01  Eminent Domain.  If all or any portion of the PREMISES are taken under the power of eminent domain or sold under the threat thereof (all of which are called “CONDEMNATION”), this LEASE shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first.  If:  (i) in TENANT’s reasonable business judgement, TENANT is unable to load and unload, merchandise at the premises under the STORE LEASE in a reasonable manner as a result of such taking; or (ii) any of TENANT’s signs on the PREMISES (if any) are taken and cannot be replaced with reasonably equivalent signs in a reasonably equivalent location as determined by TENANT in its reasonable business judgment; then in each of such events TENANT may terminate this LEASE as of the date the condemning authority takes title or possession, by delivering written notice to LANDLORD.  If TENANT does not so terminate this LEASE, this LEASE shall remain in effect as to the portion of the PREMISES not taken, except that the BASE RENT and ADDITIONAL RENT shall be reduced in proportion to the reduction in the floor area of the PREMISES.  Any award for the taking of all or any part of the PREMISES under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of LANDLORD; provided, however, that TENANT shall be entitled to any award for, or to bring an action for a separate award for, the following:

(a)                                 loss of or damage to TENANT’s trade fixtures, personal property and tenant improvements that have been paid for by TENANT;

(b)           [INTENTIONALLY OMITTED];

(c)                                  relocation expenses incurred by TENANT as a result of such taking; and

(d)           loss of business and good will.

In no event shall TENANT be entitled to any award or portion of any award for the value of the leasehold estate (i.e., the leasehold bonus value).  In the event that this LEASE is not terminated by reason of such condemnation, LANDLORD shall to the extent of award of damages received by LANDLORD in connection with such condemnation, repair any damage to the PREMISES.

c.             The following is hereby added to the LEASE as Section 12.20:

“Section 12.20 Subway Construction.  TENANT hereby acknowledges that subway-related construction is planned near the PREMISES, and LANDLORD shall have no liability in connection with disruptions caused thereby.

d.             The following is hereby added to the LEASE as Section 12.21:

“Section 12.21  Termination of Store Lease.  If the STORE LEASE terminates, or is terminated by either LANDLORD or TENANT, for any reason then this Lease shall terminate concurrently with such termination of the STORE LEASE”

4.             Third Party Licenses.  The following is hereby added to the LEASE as Section 12.22:

“Section 12.22 Licenses to Third Parties. LANDLORD shall have an option from time to time to license a portion of the PREMISES for use by third parties on a non-exclusive temporary basis, consistent with past practices as to duration and compensation, provided that: (i) LANDLORD provides TENANT with written notice of the exercise of such license option delivered no less than five (5) business days before the start of the proposed use, (ii) LANDLORD has received TENANT’s prior written consent to the same, such consent to be delivered or withheld in TENANT’s sole and absolute discretion (it being understood that TENANT may condition such consent upon TENANT’s receipt of reasonable evidence that the proposed licensee is adequately insured and upon TENANT’s receipt of any indemnities that TENANT may reasonably require), (iii) TENANT receives a reasonable share of the rent or other revenue received by LANDLORD in connection with such use, to be determined on a case by case basis taking into account the volume of the reduction of parking spaces, and (iv) such use does not unreasonably adversely impact TENANT’s business in the premises demised under the STORE LEASE.”

5.             Ratification.  Except as expressly amended by the terms of this FIRST AMENDMENT TO LEASE, the LEASE is hereby ratified and confirmed in all respects.

6.             Governing Law.  The laws of the state in which the PREMISES are located shall govern this FIRST AMENDMENT TO LEASE.

7.             Counterparts.  This FIRST AMENDMENT TO LEASE may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, LANDLORD and TENANT have executed this FIRST AMENDMENT TO LEASE as of the date first set forth above.

“LANDLORD”:

Au Zone Investment #2, L.P.,
a California limited partnership

	By:	Au Zone Investments #3, LLC,
a California limited liability company,
its General Partner

		By:	/s/ Jeff Gold
Name: Jeff Gold
Title: Chief Operating Officer

“TENANT”:

99¢ ONLY STORES,
a California corporation

	By:	/s/ Dough Digison
Name: Doug Digison
Title: AVP, Construction

	By:	/s/ Frank Schools
Name: Frank Schools
Title: SVP, Chief Financial Officer

[Signature Page to First Amendment to Lease (Store # 41-Parking]